Exhibit 99.1

Accelerant Announces Unaudited Preliminary Fourth Quarter and Full Year 2025 Financial Results

ATLANTA (February 26, 2026) – Accelerant Holdings (NYSE: ARX), a data-driven company modernizing specialty insurance through the Accelerant Risk Exchange, today announced preliminary unaudited financial highlights for both the fourth quarter and year ended December 31, 2025.

These estimates are preliminary and unaudited, and are subject to revision as Accelerant completes its fourth quarter and full-year 2025 financial closing process. Actual results may vary materially from today’s announced results due to closing adjustments, subsequent events, or additional information identified prior to the issuance of Accelerant’s audited financial statements. Accelerant’s independent registered public accounting firm has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, the independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto.

Fourth Quarter 2025 Preliminary Expected Results

•	Total fourth quarter Exchange Written Premium is expected to be $1.09 billion, an increase of 24% compared to the fourth quarter 2024

•	Total fourth quarter Third-Party Direct Written Premium is expected to be 40% of Exchange Written Premium, compared to 21% for the fourth quarter 2024

•	Total fourth quarter revenue is expected to be $248 million[1], an increase of 30% compared to the fourth quarter 2024

•	Total fourth quarter Adjusted EBITDA* is expected to be $71 million[1], an increase of 52% compared to the fourth quarter 2024

Full-Year 2025 Preliminary Expected Results

•	Total full-year 2025 Exchange Written Premium is expected to be $4.19 billion, an increase of 35% compared to full-year 2024

•	Total full-year 2025 Third-Party Direct Written Premium is expected to be 30% of Exchange Written Premium, compared to 16% for the full-year 2024

•	Total full-year 2025 revenue is expected to be $913 million[1], an increase of 51% compared to full-year 2024

•	Total full-year 2025 Adjusted EBITDA* is expected to be $282 million[1], an increase of 149% compared to full-year 2024

2026 Financial Guidance

The Company will update its guidance, inclusive of a first quarter 2026 outlook, on its upcoming earnings call scheduled for Thursday, March 19, but expects to announce figures that meet or exceed previously issued numbers.

[1]	Includes expected irregular investment gains in the fourth quarter and full year 2025 of $2 million and $41 million, respectively.
*

Adjusted EBITDA is a non-GAAP measure. The definition of Adjusted EBITDA can be found in the “Use of Non-GAAP Financial Measures” section of this release. A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure can be found in the reconciliation table accompanying this release.

Conference Call and Full Earnings Release Date

Accelerant will release the final fourth quarter and full-year 2025 before the market opens on Thursday, March 19, 2026. Accelerant will host a webcast and conference call to discuss fourth quarter and full year financial results at 8:00 A.M. Eastern Time.

Details for the call can be found here, on the Investor Relation section of Accelerant’s website.

About Accelerant

Accelerant is modernizing specialty insurance through the Accelerant Risk Exchange, a data-driven platform that connects underwriters of specialty insurance risk with risk capital providers. Accelerant was founded in 2018 by a group of longtime insurance industry executives and technology experts who shared a vision of rebuilding the way risk is exchanged – so that it works better, for everyone. The Accelerant Risk Exchange does business across 22 different countries and more than 500 specialty insurance products.

Use of Non-GAAP Financial Measures

In assessing the performance of Accelerant’s business, non-GAAP financial measures are used that are derived from the company’s consolidated financial information but are not presented in its consolidated financial statements prepared in accordance with GAAP. Accelerant considers these non-GAAP financial measures to be useful metrics for management and investors to evaluate its financial performance by excluding certain items that are related to its non-core business operations and therefore are not considered to be directly attributable to the company’s underlying operating performance.

Adjusted EBITDA should not be considered substitutes for the reported results prepared in accordance with GAAP and should not be considered in isolation or as alternatives to GAAP net income or net (loss) as indicators of the company’s financial performance. Although Accelerant uses Adjusted EBITDA as financial measures to assess the performance of its business, such use is limited because it does not include certain material costs necessary to operate the business. Accelerant’s presentation of Adjusted EBITDA should not be construed as indications that its future results will be unaffected by unusual or non-recurring items. This non-GAAP financial measure, as determined and presented by Accelerant, may not be comparable to related or similarly titled measures reported by other companies.

Adjusted EBITDA

Accelerant defines Adjusted EBITDA as GAAP net income (loss) less the impact of depreciation and amortization, interest expenses, income tax expenses and the following items:

•

Other expenses: Represents costs related to Accelerant’s non-core business operations, primarily related to its global enterprise resource planning system and integrated financial reporting systems, and legal and advisory costs in connection with corporate development activities including mergers and acquisitions, capital raising activities and entity formations that support the company’s growing business, and Mission profit sharing expenses.

•

Nonrecurring profit interest distribution expenses resulting from the IPO: Represents non-cash profits interest distribution expenses related to the settlement of all outstanding profits interest awards through the distribution of 65,270,453 of Class A common shares held by Accelerant Holdings LP to certain officers and employees that fully vested upon the IPO. These expenses were entirely offset by a corresponding capital contribution from Accelerant Holdings LP for that distribution of shares. These expenses could only occur at the date of the IPO and will not recur.

•

Share-based compensation expenses included within general and administrative expenses: Represents non-cash expense related to the fair value of share-based awards granted to employees and directors, including restricted stock units and stock options and other awards that can be settled in cash, recognized over the requisite service period for the awards.

•

Net foreign currency exchange gains (losses): The functional currency for each of Accelerant’s operating subsidiaries is generally the currency of the local operating environment. Transactions in currencies other than the local operation’s functional currency are remeasured into the functional currency, and the resulting foreign exchange gains or losses are reflected in net foreign currency exchange gains (losses). Such gains and losses are generally offset by the translation of Accelerant subsidiaries who have the corresponding reinsurance-related balances within their own functional currencies, whereby such effects are translated to other comprehensive income, yielding a much lower net impact on total comprehensive income and equity.

The following table provides a reconciliation of Accelerant’s preliminary estimates of net income (loss) to its preliminary estimates of Adjusted EBITDA for the three months and year ended December 31, 2025:

(in millions, unless indicated)	Three Months Ended December 31, 2025	Year Ended December 31, 2025
Net (loss) income	$1	$(1,345)
Adjustments:
Profits interest distribution expenses	—	1,380
Share-based compensation expenses	21	54
Other expenses	34	104
Tax effect of adjustments to net (loss) income	(5)	(14)

Adjusted net income	$51	$179
Adjustments:
Add back tax effect of adjustments to net (loss) income	5	14
Income tax (benefit) expense	(3)	23
Interest expenses	3	11
Depreciation and amortization	10	35
Net foreign exchange losses	5	20

Adjusted EBITDA	$71	$282

Forward-Looking Statements

The preliminary estimated financial results for the quarter ended December 31, 2025 included in this press release are preliminary, unaudited and subject to completion, and may change as a result of management’s continued review. Such preliminary results are subject to the finalization of quarter-end financial and accounting procedures. The preliminary financial results represent management estimates that constitute forward-looking statements subject to risks and uncertainties including those set out in the Company’s Form S-1 registration statement. As a result, the preliminary financial results may materially differ from the actual results when they are completed and publicly disclosed. All statements in this release and in the corresponding earnings call that are not historical are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “will” or “would,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which Accelerant operates, including growth of its various markets, and its expectations, beliefs, plans, strategies, objectives, prospects, assumptions, or future events or performance contained in this release and in the corresponding earnings call are forward-looking statements.

Accelerant has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Accelerant believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the company’s control. These and other important factors, including those discussed in Accelerant’s Quarterly Report on Form 10-Q under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, or could affect the company’s share price.

Contacts:
Investor Relations	Media Relations
Accelerant	Chelsea Allison
investors@accelerant.ai	chelsea@heycommand.com

The Blueshirt Group

Scott McCabe

scott@blueshirtgroup.com

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